Exhibit 4.7

IGI LABORATORIES, INC.

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”) is made as of June 1, 2009 (the “Effective Date”), between IGI Laboratories, Inc. (the “Company”) and Bijoy K. Singh (the “Optionee”).

WHEREAS, to compensate the Optionee for his future service to the Company and to further align the Optionee’s personal financial interests with those of the Company’s stockholders, the Company wishes to award the Optionee a stock option to purchase shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), subject to the restrictions and on the terms and conditions contained in this Agreement; and

WHEREAS, in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.

Nature of the Option.  This Option is intended to be a non-statutory stock option and is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or to otherwise qualify for any special tax benefits to the Optionee.

2.

Date of Grant; Term of Option.  This Option was granted on June 1, 2009 and it may not be exercised later than June 1, 2019.

3.

Award of Option.  This Agreement evidences the grant to the Optionee of an option (the “Option”) to purchase 25,000 shares of the Company’s common stock, par value of $.01 per share (the “Shares”).  The Option is subject to the terms set forth herein.

4.

Option Exercise Price.  The Option exercise price is $1.00 per Share, the Fair Market Value (as defined below) on the Effective Date.

5.

Exercise of Option.

(a)

Right to Exercise.  The Option will become vested and exercisable if the Optionee remains in continuous service to the Company (whether as an employee, consultant, independent contractor or any other capacity in which he provides services to the Company) through the applicable vesting date according to the following schedule:

Number of Shares	Vesting Date:
8,333	June 1, 2010
8,333	June 1, 2011
8,334	June 1, 2012

Notwithstanding the foregoing, immediately prior to but contingent upon the occurrence of a Change in Control (as defined below), the entire Option will become vested and exercisable, provided that the Optionee remains in continuous service to the Company through the date of that Change in Control.

(b)

All Unvested Option Shares Forfeited Upon Cessation of Service.  Except as provided in Section 5(c) below, upon cessation of Optionee’s service with the Company for any reason or for no reason (and whether such cessation is initiated by the Company, the Optionee or otherwise), any portion of the Option that has not, on or prior to the effective date of such cessation, become vested will immediately and automatically, without any action on the part of the Company, be forfeited and the Optionee will have no further rights with respect to those Shares.

(c)

Termination by the Company Without Cause.  Notwithstanding anything contained in this Section 5, if the Optionee’s service with the Company ceases due to a termination by the Company without Cause (as defined below), a pro-rata portion of the Option shall become vested, with such pro-rata portion being equal to the quotient of (i) the number of full months that have transpired between the Effective Date and the date of such termination, divided by (ii) 36.  For avoidance of doubt, any portion of the Option that has previously become vested in accordance with Section 5(a) above shall be included in the number of Options that become vested in accordance with this Section 5(c).

(d)

Method of Exercise.  This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which the Option is being exercised and such other representations of agreements as to the Optionee’s investment intent with respect to such Shares as may be required by the Company hereunder.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company.  The written notice shall be accompanied by payment of the purchase price and the amount of any tax withholding arising in connection with the exercise of the Option.  Payment of the purchase price and tax withholding shall be by check, by means of a “broker-assisted cashless exercise” conducted in accordance with procedures permitted by rules or regulations of the Federal Reserve Board or by such other method of payment authorized by the Company.  The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as required under applicable law.

(e)

Partial Exercise.  The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Shares.

(f)

Restrictions on Exercise.  The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Optionee (or other person exercising the Option after the Optionee’s death) represent that the Optionee is purchasing Shares for the Optionee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Company deems appropriate.  All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if applicable.

6.

Share Legends.  The following legend will be placed on any certificate evidencing an Option Share, in addition to any other legend that may be required pursuant to applicable law, or otherwise:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A NON-QUALIFIED STOCK OPTION AGREEMENT ENTERED INTO BETWEEN BIJOY K. SINGH AND IGI LABORATORIES, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS).  A COPY OF THAT AGREEMENT IS ON FILE IN THE PRINCIPAL OFFICES OF IGI LABORATORIES, INC.  AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF IGI LABORATORIES, INC.

7.

Change in Control.  Notwithstanding anything to the contrary set forth in this Agreement, upon or in anticipation of any Change in Control of the Company or any of its affiliates, the Board of Directors of the Company (the “Board”) may, in its sole and absolute discretion and without the need for the consent of the Optionee, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(a)

after providing reasonable advance notice of the Change in Control, cancel in whole or in part, the Option upon consummation of the Change in Control to the extent not exercised prior to the consummation of the Change in Control;

(b)

cancel in whole or in part, the Option in exchange for a substitute award in a manner consistent with the principles of Treas. Reg. §1.424-1(a) or any successor rule or regulation (notwithstanding the fact that the Option was not intended to satisfy the requirements for treatment as an incentive stock option); and/or

(c)

cancel the Option in exchange for fair value (as determined in the sole discretion of the Company) which, in the case of the Shares subject to the Option, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares (or, if no consideration is paid in any such transaction, the Fair Market Value per Share of the Shares subject to the Option) over the aggregate exercise price of such Shares.

In the discretion of the Board, any cash or substitute consideration payable upon cancellation of the Option may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Option immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid in connection with the Company.

8.

Termination of Service.  Unless otherwise specified by the Company with respect to the Option, any portion of the Option that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of the Option that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 8.

(a)

Termination by Reason of Death.  If the Optionee’s service with the Company or any affiliate terminates by reason of death, the Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of his death, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period ending 12 months following the date of death (or, if sooner, on the last day of the stated term of such Option).

(b)

Termination by Reason of Disability.  If the Optionee’s service with the Company or any affiliate terminates by reason of Disability (as defined below), the Option held by such Optionee may thereafter be exercised by the Optionee or his personal representative, to the extent it was exercisable at the time of termination, for a period ending 12 months following the date of termination (or, if sooner, on the last day of the stated term of such Option).

(c)

Cause.  If the Optionee’s service with the Company or any affiliate is terminated for Cause: (i) the Option held by the Optionee will immediately and automatically expire as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Optionee the Option exercise price paid for such Shares, if any.

(d)

Other Termination.  If the Optionee’s service with the Company or any affiliate terminates for any reason other than death, Disability or Cause, any Option held by the Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such termination (including by virtue of Section 5(c) above), for a period ending 90 days following the date of such termination (or, if sooner, on the last day of the stated term of such Option).

9.

Nontransferability of Option.  This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by the operation of law, other than by the will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee.  Subject to the foregoing, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10.

Continuation of Service.  This Option shall not confer upon the Optionee any right to continue in the service of the Company or any of its subsidiaries or limit in any respect the right of the Company to discharge the Optionee at any time, with or without Cause and with or without notice.

11.

Withholding.  The Company may withhold from any consideration payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option.  If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon request of the Company, the

Optionee shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale of or other disposition of the Shares issued upon exercise of this Option.

12.

Definitions.

(a)

“Cause” shall mean (i) commission of a willful and material act of dishonesty in the course of Optionee’s service with the Company, (ii) conviction by a court of competent jurisdiction of a crime constituting a felony or conviction in respect of any act involving fraud, dishonesty or moral turpitude, (iii) Optionee’s performance under the influence of controlled substances, or continued habitual intoxication, during working hours, after the Company shall have provided written notice to Optionee and given Optionee 30 days within which to commence rehabilitation with respect thereto, and Optionee shall have failed to commence such rehabilitation or continued to perform under the influence after such rehabilitation, (iv) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism which shall not have been cured within 30 days after the Company shall have advised Optionee in writing of its intention to terminate Optionee’s service in the event such condition shall not have been cured, (v) Optionee’s personal, willful and continuing misconduct or refusal to perform duties and responsibilities of his service with the Company, or to carry out directives of the Board, which, if capable of being cured, shall not have been cured within 60 days after the Company shall have advised Optionee in writing of its intention to terminate Optionee’s service or (vi) material non-compliance with the terms of Optionee’s service with the Company.

(b)

“Change in Control” shall mean the occurrence of any of the following events:

i.

any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other (i) than an individual or entity holding securities of the Company as of the date hereof which represent 3% or more of the outstanding voting power of the all securities on matters to be generally voted upon by the Company’s stockholders, (ii) Jane Hager, Edward Hager, Steve Morris, Frank Gerardi or any of their respective affiliates, any entity of which any of the foregoing are trustees, or trusts established for their benefit, (iii) the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iv) Signet Healthcare Partners, its affiliates or any of its affiliated funds, or (v) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the owner, directly or indirectly, of outstanding securities of the Company representing 60% or more of the combined voting power of the Company’s then outstanding securities;

ii.

the consummation of a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 40% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) or a reincorporation of the Company into another jurisdiction; or

iii.

a sale of all or substantially all of the assets of the Company.

(c)

“Disability” shall be deemed to have occurred (i) when Optionee has become eligible for disability benefits under the Company’s long-term group disability policy, if any, or, if no policy is then in effect, (ii) when such incapacity or disability shall have existed for either (A) one continuous period of six months or (B) a total of seven months out of any twelve consecutive months.

(d)

“Fair Market Value” means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the closing price for a Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked quotations for a Share, as reported by The Nasdaq Stock Market, Inc. (“Nasdaq”) or any comparable system or, if the Common Stock is not listed on Nasdaq or a comparable system, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Company for that purpose.

13.

Entire Agreement.  This Agreement represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.

14.

Governing Law.  This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

15.

Amendment.  This Agreement may only be amended by a writing signed by each of the parties hereto.

16.

Execution.  This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the parties have duly executed this Award Agreement on the Effective Date first indicated above.

IGI LABORATORIES, INC.

By:	/s/ Philip S. Forte

Title:	Corporate Controller

OPTIONEE

/s/ Bijoy K. Singh